Exhibit 2

2,900,000 Shares

Fiesta Restaurant Group, Inc.

UNDERWRITING AGREEMENT

March 21, 2013

JEFFERIES LLC
As Representative of the several Underwriters
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Introductory.  The Stockholders of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the underwriters named in Schedule A (the “Underwriters”) an aggregate of 2,900,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).  The 2,900,000 Shares to be sold by the Selling Stockholders are called the “Firm Shares.”  In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 435,000 Shares, with each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule B, all as provided in Section 2.  The additional 435,000 Shares to be sold by the Selling Stockholders pursuant to such option are collectively called the “Optional Shares.”  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”  Jefferies LLC (“Jefferies”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.  To the extent there are no additional underwriters listed on Schedule A, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-184866, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus supplement dated March 18, 2013 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus.  As used herein, “Applicable Time” is 7:00 a.m. (New York City time) on March 22, 2013.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule C hereto.  As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).  As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule D attached hereto.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.  All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3A(n) of this Agreement.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

Each of the Company and each Selling Stockholder hereby confirms its agreement with the Underwriters as follows:

Section 1.                      Representations and Warranties of the Company.

A.           Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)           Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.  At the time the Company’s Annual Report on Form 10-K for the year ended December 30, 2012 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.

(b)           Disclosure.  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by or on behalf of  the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(c) below.

(c)           Free Writing Prospectuses; Road Show.  The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus does not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified.  Except for the free writing prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representative, which consent will not be unreasonably withheld, pursuant to Section 3(c), prepare, use or refer to, any free writing prospectus.  Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Distribution of Offering Material By the Company.  Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, which consent will not be unreasonably withheld, pursuant to Section 3(c), the free writing prospectuses, if any, identified on Schedule C hereto, or any Permitted Section 5(d) Communications.

(e)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(f)           Authorization of the Offered Shares.  The Offered Shares have been duly authorized , validly issued, fully paid and nonassessable, and are not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(g)           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholders with respect to the Offered Shares included in the Registration Statement, except for such rights as have been duly waived.

(h)           No Material Adverse Change.  Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)           Independent Accountants.  Deloitte & Touche LLP, which has expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(j)           Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries on the basis stated as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Summary—Summary Historical Financial and Operating Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the books and records of the Company. All disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.  To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)           Company’s Accounting System.  The Company and each of its subsidiaries make and keep books and records that are accurate in all material respects and maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Since December 30, 2012 there has been no material weakness in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) (whether or not remediated) and since December 30, 2012 there has been no change in the Company’s internal control over financial reporting  that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)           Incorporation and Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify would not result in a Material Adverse Change.

(m)           Subsidiaries.  Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify would not result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012.

(n)           Capital Stock Matters.  The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus.  All of the issued and outstanding Shares (including the Shares owned by Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws.  None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(o)           Stock Exchange Listing.  The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the The NASDAQ Global Select Market (the “NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(p)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries except for such conflicts, breaches or violations specified in subsections (ii) and (iii) above that would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)           No Material Actions or Proceedings.  There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would, individually or in the aggregate, result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not result in a Material Adverse Change.  No material labor dispute between the Company and the employees of the Company or any of its subsidiaries, or between the Company and the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

(r)           Intellectual Property Rights. The Company and its subsidiaries own or possess all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and as being owned or licensed by any of them or which is reasonably necessary to conduct its business as now conducted (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and since December 30, 2012 neither the Company nor any subsidiary has received notice of a claim by a third party to the contrary.

(s)           All Necessary Permits, etc.  Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and its subsidiaries possess such permits, licenses, consents, approvals, certificates, registrations, franchises, clearances and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for and material to the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; and (iii) all such Governmental Licenses are valid and in full force and effect. The Company has fulfilled and performed all of its obligations with respect to the Governmental Licenses of the United States Food and Drug Administration, the United States Department of Agriculture, and any and all comparable state and local authorities required for the conduct of its business as currently conducted (collectively, the “Regulatory Permits”), except where failure to fulfill and perform such obligations with respect to its Regulatory Permits would not, individually or in the aggregate, result in a Material Adverse Change. No event has occurred that allows, or after notice or lapse of time would allow, revocation, termination, suspension, or other modification of such Regulatory Permits or results in any other impairment of the rights of the holder of any Regulatory Permit that would, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any written notice of proceedings related to revocation, termination, suspension, or other modification of, or non-compliance with, any such Governmental Licenses, and to the Company’s knowledge no such proceedings are pending or threatened, except where such proceedings would not, individually or in the aggregate, result in a Material Adverse Change.

(t)           Compliance with Laws. The Company has operated and currently is in compliance with all applicable laws and implementing rules and regulations administered or enforced by all applicable federal, state and local authorities, except where failure to be so in compliance would not, individually or in the aggregate, result in a Material Adverse Change. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received notice that it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, or has not received notice, and has no knowledge, of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any applicable federal, state or local regulatory agency alleging that any operation or activity of the Company is in violation of any applicable law, rule or regulation, except where failure to be so in compliance or such proceeding would not, individually or in the aggregate, result in a Material Adverse Change.

(u)           Compliance with Liquor Laws. The Company is operating in compliance with such Governmental Licenses of any and all jurisdictions (“Applicable Jurisdictions”) that require the Company to obtain such Governmental Licenses in respect of its sales or distribution of alcoholic beverages in the conduct of its business as currently conducted (collectively, the “Liquor Permits”), and all such Liquor Permits are in full force and effect, except where the failure to be in such compliance or for such Liquor Permits to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Change. The Company has fulfilled and performed all of its obligations with respect to the Liquor Permits, except where the failure to be in such compliance would not, individually or in the aggregate, result in a Material Adverse Change. To the Company’s knowledge, no event has occurred that has allowed, allows, or after notice or lapse of time would allow, revocation, termination, suspension or other modification thereof or results in any other impairment of the rights of the holder of any Liquor Permit that would, individually or in the aggregate, result in a Material Adverse Change. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received notice, and has no knowledge, of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the Applicable Jurisdictions alleging that any operation or activity of the Company is in violation of any applicable law, rule or regulation that would, individually or in the aggregate, result in a Material Adverse Change.

(v)           Title to Properties.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1A(j) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects which would, individually or in the aggregate, result in a Material Adverse Change.  The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and before which any proceeding may be brought, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, in each case, regardless of whether considered in a proceeding in equity or at law and with such exceptions that would not, individually or in the aggregate, result in a Material Adverse Change.

(w)           Tax Law Compliance.  The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1A(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(x)           Insurance.  Each of the Company and its subsidiaries are insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would result in a Material Adverse Change.

(y)           Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change:  (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z)           ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur (i) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) any material liability under Sections 412, 4971, 4975 or 4980B of the Code.  Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa)           Company Not an “Investment Company.”  The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)           No Price Stabilization or Manipulation; Compliance with Regulation M.  The Company has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)), whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(cc)           Related-Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(dd)           FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or FINRA 5121 is true, complete and correct in all material respects.

(ee)           Parties to Lock-Up Agreements.  The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit D (the “Lock-up Agreement”) from the Company’s directors, executive officers and the Selling Stockholders listed on Exhibit E.  Such Exhibit E lists under an appropriate caption the directors and executive officers of the Company.  If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to Jefferies a Lock-up Agreement.

(ff)           Statistical and Market-Related Data.  The statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(gg)           No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment on behalf of the Company or any of its subsidiaries to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(hh)           Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) , including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)           Money Laundering Laws.  The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except to the extent that any such noncompliance would not, individually or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)           OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk)           Brokers.  Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ll)           Emerging Growth Company Status.  Since the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B.           Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder represents, warrants and covenants to each Underwriter, severally and not jointly, as follows:

(a)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)           Stock Powers.  Each stock power signed by such Selling Stockholder relating to the transfer of the Offered Shares to be sold by such Selling Stockholder (each, a “Stock Power”) has been duly authorized, and when executed and delivered, by such Selling Stockholder, will be a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c)           Lock-Up Agreements. Such Selling Stockholder has duly executed and delivered to the Representative a lock-up agreement in the form attached as Exhibit D hereto; such lock-up agreement has been duly authorized by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d)           Title to Offered Shares to be Sold.  Such Selling Stockholder has, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to all of the Offered Shares subject to sale by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and to comply with its other obligations hereunder.

(e)           Delivery of the Offered Shares to be Sold.  Delivery of Offered Shares by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim (other than any of the foregoing that may be created by the Underwriters).

(f)           Non-Contravention; No Further Authorizations or Approvals Required.  The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Stock Powers will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, operating agreement or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, applicable state securities or blue sky laws and from the FINRA.

(g)           No Registration, Pre-emptive, Co-Sale or Other Similar Rights.  Such Selling Stockholder:  (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Registration Rights Agreement;” (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)           No Further Consents, etc.  Except for such consents, approvals and waivers as have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(i)           Disclosure Made by Such Selling Stockholder in the Prospectus.  All information furnished to the Company or any Underwriter by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the First Closing Date and each applicable Option Closing Date will be, true, correct, and complete in all material respects, and did not, as of the Applicable Time, and on the First Closing Date and each applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists of the description of such Selling Stockholder and the number of shares held by such Selling Stockholder as described under the caption “Selling Stockholders” in the Time of Sale Prospectus and the Prospectus (the “Selling Stockholder Information”).  Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Offered Shares).

(j)           No Requirement to Sell.  Such Selling Stockholder is not prompted to sell Shares by any material information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)           No Price Stabilization or Manipulation; Compliance with Regulation M.  Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(l)           No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Stockholder of the Offered Shares.

(m)           Distribution of Offering Materials by the Selling Stockholders.  Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Preliminary Prospectus, the free writing prospectus(es) listed on Schedule C and the Prospectus.

(n)           OFAC. Such Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

Any certificate signed by such Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.                      Purchase, Sale and Delivery of the Offered Shares.

(a)           The Firm Shares.  Upon the terms herein set forth, the Selling Stockholders agree to sell to the several Underwriters an aggregate of 2,900,000 Firm Shares, with each Selling Stockholder being obligated to sell the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholders the respective numbers of Firm Shares set forth opposite their names on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Selling Stockholders shall be $23.28 per share.

(b)           The First Closing Date.  Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on March 27, 2013, or such other time and date not later than 1:30 p.m. New York City time, on March 27, 2013 as the Representative shall designate by notice to the Company and the Selling Stockholders (the time and date of such closing are called the “First Closing Date”).  The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Stockholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Sections 11 and 19.

(c)           The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 435,000 Optional Shares from the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Optional Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Selling Stockholders (with a copy to the Company),  which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.  If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Optional Shares.  The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to such Selling Stockholder (with a copy to the Company).

(d)           Public Offering of the Offered Shares.  The Representative hereby advises the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)           Payment for the Offered Shares.  (i) Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the respective accounts specified by the Selling Stockholders in writing at least one (1) full business day preceding the First Closing Date.

(ii)           It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase.  Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(iii)           Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder.

(f)           Delivery of the Offered Shares.  Each of the Selling Stockholders shall deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters Stock Powers relating to the Firm Shares to be sold by such Selling Stockholder on such closing date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor in accordance with Section 2(e).  The Selling Stockholders shall also deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters, Stock Powers relating to the Optional Shares the Underwriters have agreed to purchase from such Selling Stockholder at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor in accordance with Section 2(e).  Each Stock Power shall set forth the names of each transferee of the Offered Shares covered by such Stock Power and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.                      Additional Covenants of the Company.

A.           Covenants of the Company.  The Company further covenants and agrees with each Underwriter as follows:

(a)           Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3A(e) or 3A(f) below as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)           Representative’s Review of Proposed Amendments and Supplements.  Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent, which shall not be unreasonably withheld.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           Free Writing Prospectuses.  The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent, which shall not be unreasonably withheld.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered, (including, without limitation, pursuant to Rule 173(d)) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent, which consent shall not be unreasonably withheld.

(d)           Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)           Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3A(b) and Section 3A(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)           Certain Notifications and Required Actions.  After the date of this Agreement and until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Shares, the Company shall promptly advise the Representative in writing of:  (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)           Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3A(b) and Section 3A(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.  Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3A(b) or Section 3A(c).

(h)           Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)           Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(j)           Earnings Statement.  The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)           Continued Compliance with Securities Laws.  Until such time as the Underwriters are no longer required to deliver a Prospectus in order to confirm sales of the Offered Shares, the Company shall file with the Commission all reports and documents required to be filed under the Exchange Act.

(l)           Listing.  The Company will use its best efforts to effect and maintain the listing of the Offered Shares on the NASDAQ.

(m)           Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(n)           Agreement Not to Offer or Sell Additional Shares.  During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly:  (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and (B) issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(o)           Future Reports to Shareholders. During the period of three years from the effective date of the Registration Statement and only to the extent that such filings are required to be made by the Company under the Exchange Act, the Company will furnish to its shareholders (which may be satisfied by the filing with the Commission’s EDGAR system an annual report on Form 10-K and for each of the first three quarters of each fiscal year, a quarterly report on Form 10-Q, in each case as required by the Exchange Act.

(p)           No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M.

(q)           Enforce Lock-Up Agreements.  During the Lock-up Period, the Company will use commercially reasonable efforts to enforce all agreements between the Company and any of its security holders that prohibit the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors and stockholders pursuant to Section 6(k) hereof.

(r)           Company to Provide Interim Financial Statements.  Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(s)           Amendments and Supplements to Permitted Section 5(d) Communications.  If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such  untrue statement or omission.

(t)           Emerging Growth Company Status.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).

B.           Covenants of the Selling Stockholders.  Each Selling Stockholder further covenants and agrees with each Underwriter:

(a)           Agreement Not to Offer or Sell Additional Shares.  Such Selling Stockholder will execute and deliver a Lock-up Agreement in the form of Exhibit D hereto.

(b)           No Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will, and shall cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M.

(c)           Notification.  Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of  any material change in information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder, or any new material information relating to such Selling Stockholder.

(d)           Delivery of Forms W-8 and W-9.  Such Selling Stockholder shall deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

           The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.                      Payment of Expenses.  (a) Expenses of the Company.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i)  all fees and expenses of the registrar and transfer agent of the Shares, (ii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (iv) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (v)  all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters (all such fees and expenses of counsel for the Underwriters pursuant to this clause (vi), clause (iv) and clause (v) above not to exceed $15,000 in the aggregate), (vii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (viii) the fees and expenses associated with listing the Offered Shares on the NASDAQ, and (ix) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b)           Expenses of the Selling Stockholders.  Each Selling Stockholder will pay the following expenses incidental to the performance of its obligations under this Agreement: (i) any stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of the Offered Shares to the Underwriters; (ii) the fees and disbursements of its counsel and accountants; provided, however, that the Company shall be responsible for, and shall pay to the Selling Stockholders (or their designee), up to $75,000 in the aggregate for the reasonable fees and disbursements of Stroock & Stroock & Lavan LLP, counsel to the Selling Stockholders; and (iii) underwriting discounts and commissions with respect to the Offered Shares sold by such Selling Stockholder to the Underwriters.

(c)           Allocation of Expenses.  This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand, including, without limitation, under the Registration Rights Agreement, dated as of May 7, 2012, among the Company and the Selling Stockholders.

Section 5.                      Covenant of the Underwriters.  Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such action, be required to be filed by the Company under Rule 433(d).

Section 6.                      Conditions of the Obligations of the Underwriters.  The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Comfort Letter.  On the date hereof, the Representative shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)           The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(ii)           No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

(iii)           If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)           in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Section 15E under the Exchange Act.

(d)           Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Akerman Senterfitt LLP, counsel for the Company, Haynes & Boone LLP, counsel for the Company in the State of Texas, and Joseph A. Zirkman, General Counsel, Secretary and Vice President of the Company, each dated as of such date, in the form attached hereto as Exhibit A-1 and to such further effect as the Representative shall reasonably request.

(e)           Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(f)           Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)           for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1A of this Agreement are true and correct in all material respects with the same force and effect as though expressly made on and as of such date; and

(iii)           the Company has complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g)           Bring-down Comfort Letter.  On each of the First Closing Date and each Option Closing Date the Representative shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall:  (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(h)           Opinion of Counsel for the Selling Stockholders.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Stroock & Stroock & Lavan LLP, counsel for the Selling Stockholders, dated as of such date, in the form attached hereto as Error! Reference source not found. and to such further effect as the Representative shall reasonably request.

(i)           Selling Stockholders’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representative shall receive a written certificate executed by a representative of each Selling Stockholder, dated as of such date, to the effect that:

(i)           the representations, warranties and covenants of such Selling Stockholder set forth in Section 1.B of this Agreement are true and correct in all material respects with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(ii)           such Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(j)           Selling Stockholders’ Documents.  On each of the First Closing Date and each Option Closing Date, if any, the Selling Stockholders shall have furnished for review by the Representative copies of the Stock Powers relating to the Offered Shares sold by each such Selling Stockholder on such closing date executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.

(k)           Lock-Up Agreements.  On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Error! Reference source not found. hereto from each of the persons listed on Exhibit D hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l)           Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m)           Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be materially satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from Jefferies to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.                      Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 6 or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable documented out-of-pocket expenses that shall have been actually and reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.                      Effectiveness of this Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.                      Indemnification.

(a)           Indemnification by the Company of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 9(e)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable and documented expenses (including such fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by or on behalf of the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(c) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification by the Selling Stockholders of the Underwriters.  Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 9(e)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any such Road Show, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Permitted Section 5(d) Communication or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with the Selling Stockholder Information expressly for use therein; and, subject to the limitations set forth above in this subsection (b); and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable and documented expenses (including such fees and disbursements of counsel chosen by Jefferies) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  No Selling Stockholder shall be required to indemnify or reimburse any amount which, in the aggregate together  with any other amounts paid pursuant to this Section 9(b), exceeds the product of the number of Offered Shares sold by such Selling Stockholder and the public offering price of the Offered Shares (less the related underwriting discounts and commissions) set forth on the front cover page of the Prospectus.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

(c)           Indemnification by the Underwriters of the Company, its Directors and Officers and the Selling Stockholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Materials, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, any Marketing Materials, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company or the Selling Stockholders by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Selling Stockholders hereby acknowledges that the only information that the Representative has furnished to the Company or the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Materials, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in (i) the first sentence of the third paragraph under the caption “Underwriting (Conflicts of Interest)”, (ii) the third sentence of the fourth paragraph under the caption “Underwriting (Conflicts of Interest)”, (iii) the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”, (iv) the statements concerning stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Exchange Act under the caption “—Underwriting (Conflicts of Interest)—Stabilization” and (v) the first sentence of the first paragraph under the caption “Underwriting (Conflicts of Interest)—Electronic Distribution” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice provided by their outside counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel and to participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above), by the Selling Stockholders (in the case of counsel for the indemnified parties referred to in Section 9(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e)           Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment (but, in each case, only to the extent specified in the applicable provisions of this Section 9 above).  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or have not otherwise notified such indemnified party in good faith that such indemnifying party is contesting the amount of such reimbursement request (but, in each case, only to the extent specified in the applicable provisions of this Section 9 above).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.                      Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.  Notwithstanding the provisions of this Section 10, no Selling Stockholder shall be required to contribute any amount in excess of the product of the number of Offered Shares sold by such Selling Stockholder and the public offering price of the Offered Shares (less the related underwriting discounts and commissions) set forth on the front cover page of the Prospectus.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  The Selling Stockholders’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to the proceeds of the Offered Shares sold by each such Selling Stockholder divided by the proceeds of the Offered Shares sold by all of the Selling Stockholders.  For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter; each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company; and each affiliate, director, officer, employee and agent of a Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Selling Stockholder.

Nothing in Section 9 or Section 10 above shall (or shall be deemed to) amend, modify, alter or otherwise affect any of the rights, remedies, liabilities and/or obligations of the Company, on the one hand, or any of the Selling Stockholders, on the other hand, in any separate agreement by and among such parties, all of which shall expressly survive the execution, delivery and performance of this agreement and shall remain in full force and effect.

Section 11.                      Default of One or More of the Several Underwriters.  If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.  In any such case either the Representative, the Company or the Selling Stockholders shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.                      Termination of this Agreement.  Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by Jefferies by notice given to the Company and the Selling Stockholders if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the  judgment of Jefferies is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of Jefferies there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company or the Selling Stockholders; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.                      No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholders, or the Company’s other stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14.                      Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.                      Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

with a copy to:	Latham & Watkins LLP
885 Third Ave
New York, NY 10022
Facsimile: (212) 751-4864
Attention: Marc D. Jaffe

If to the Company:	Fiesta Restaurant Group, Inc.
14800 Landmark Blvd., Ste 500
Addison, TX 75254
Facsimile: (972) 702-9305
Attention: Joseph A. Zirkman, Vice President and General Counsel

with a copy to:	Akerman Senterfitt LLP
335 Madison Avenue
New York, NY 10017
Facsimile: (212) 905-6460
Attention: Wayne A. Wald

If to the Selling Stockholders:	Jefferies Capital Partners
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: Nicholas Daraviras

with a copy to:	Stroock & Stroock & Lavan LLP
767 Third Avenue
New York, NY 10017-2023
Facsimile: (212) 806-7864
Attention: Melvin Epstein, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.                      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17.                      Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.                      Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state, without reference to conflicts of law principles.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company, the Selling Stockholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Section 19.                      Failure of One or More of the Selling Stockholders to Sell and Deliver Offered Shares.  If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 7, Section 9 and Section 10 hereof, the Company or the other Selling Stockholders, or (ii) purchase the shares which the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof.  If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 20.                      General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

FIESTA RESTAURANT GROUP, INC.

By: /s/ Joseph Zirkman
Name: Joseph Zirkman
Title: Vice President, General Counsel and Secretary

JEFFERIES CAPITAL PARTNERS IV L.P.
By: Jefferies Capital Partners LLC, as Manager

By: /s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JEFFERIES EMPLOYEE PARTNERS LLC
By: Jefferies Capital Partners LLC, as Manager

By: /s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

JCP PARTNERS IV LLC
By: Jefferies Capital Partners LLC, as Manager

By: /s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES LLC
Acting individually and as Representative
of the several Underwriters named in
the attached Schedule A.

By:    /s/ Michael Bauer
Managing Director

Schedule A

Underwriters	Number of Firm Shares to be Purchased

Jefferies LLC	1,363,000

Piper Jaffray & Co.	623,500

Raymond James & Associates, Inc.	623,500

Stephens Inc.	290,000

Total	2,900,000

Schedule B

Selling Stockholders	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold

Jefferies Capital Partners IV L.P. 520 Madison Avenue New York, New York 10022 Attention: Nicholas Daraviras	2,517,915	377,687

Jefferies Employee Partners IV LLC 520 Madison Avenue New York, New York 10022 Attention: Nicholas Daraviras	290,005	43,501

JCP Partners IV LLC 520 Madison Avenue New York, New York 10022 Attention: Nicholas Daraviras	92,080	13,812
Total:	2,900,000	435,000

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Schedule of Orally Conveyed Pricing Information

1.	$23.28 per share

2.	2,900,000 of Firm Shares

Schedule D

Permitted Section 5(d) Communications

None.

Exhibit A

Form of Opinion of Company Counsel

The final opinion in draft form should be attached as Exhibit A at the time this Agreement is executed.

Opinion of counsel for the Company to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

References to the Prospectus in this Exhibit A include any amendments and supplements thereto at the Closing Date.

(i)           The Company is a corporation duly incorporated under the laws of the State  of Delaware, with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(ii)           The Company is validly existing and in good standing under the laws of the State of Delaware.

(iii)           Each subsidiary of the Company  is a corporation, partnership or limited liability company, as applicable, duly incorporated or organized under the laws of the state or other jurisdiction of its incorporation or organization, with requisite power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; each such subsidiary is in good standing under the laws of the state of its incorporation or organization, as applicable. [Note: Texas counsel to provide with respect to Texas subsidiaries.]

(iv)           All of the outstanding shares of capital stock or other equity or ownership interests of each subsidiary of the Company were owned of record by the Company, directly or through subsidiaries, and to such counsel’s knowledge there are no contractual purchase options, purchase rights or other contractual rights that would entitle any third party to acquire an equity interest in any of the Company’s subsidiaries, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. [Note: Company General Counsel to provide.]

(v)           There are no preemptive rights or other rights that would entitle any third party to acquire an equity interest in any of the Company’s subsidiaries arising by operation of the charter, by-laws or equivalent documents of such Company subsidiaries, or the corporation law (or other applicable law) of the state of incorporation or formation of such subsidiaries, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  [Note: Texas counsel to provide with respect to Texas subsidiaries.]

(vi)           The authorized, issued and outstanding capital stock of the Company (including the Offered Shares) conforms in all material respects to the descriptions thereof set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

(vii)           No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the knowledge of such counsel, otherwise. [Note: Company General Counsel to provide (ii).]

(viii)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix)           The Registration Statement has been declared effective by the Commission under the Securities Act.  To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(x)           The statements in the Time of Sale Prospectus under the captions “Description of Capital Stock” and “Certain U.S. Federal Income Tax Considerations to Non-U.S. Holders,” in each case insofar as such statements purport to describe certain provisions of documents, instruments, agreements, statutes regulations or the subject legal proceedings referred to therein, are accurate in all material respects.

(xi)           To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.  [Note: Company General Counsel to provide.]

(xii)           To the knowledge of such counsel, there are no agreements or other documents or instruments of the character required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement or to a document incorporated by reference into the Registration Statement, Preliminary Prospectus or the Prospectus other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xiii)           Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of such counsel, there are no persons with registration or other similar rights to have any debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

(xiv)           The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (i) will not result in any violation of the provisions of the charter or by-laws or operating agreement or similar organizational document of the Company or any subsidiary; (ii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the Company’s 8.875% Senior Secured Second Lien Notes due 2016, the related indenture or the Credit Facility with Wells Fargo Bank, National Association, as lender, and, in each case, the security agreements related thereto or [(B) to the knowledge of such counsel, any other agreement or instrument material to the Company and the subsidiaries, taken as a whole;] (iii) will not result in any violation of any federal or state law, rule or regulation [or, to the knowledge of such counsel, any order or decree of any court or governmental authority applicable to the Company or any of the subsidiaries;] or (iv) will not require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case under any federal or state statute, rule or regulation applicable to the Company that have not been obtained or made, except as such as have been obtained under the Securities Act or such as may be required under state securities or blue sky laws governing the purchase or distribution of the Offered Shares or by FINRA for clearance of the underwriting terms of the offering contemplated by the Underwriting Agreement as required under the NASD’s Rules of Fair Practice as to which we express no opinion. [Note: Company General Counsel to provide with respect to bracketed portions in (ii)(B) and (iii).]

(xv)           No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the consummation of the transactions contemplated by the Underwriting Agreement, except as such as have been obtained under the Securities Act or such as may be required under state securities or blue sky laws governing the purchase or distribution of the Offered Shares or by FINRA for clearance of the underwriting terms of the offering contemplated by the Underwriting Agreement as required under the NASD’s Rules of Fair Practice as to which we express no opinion.

(xvi)           The Company is not an “investment company” within the meaning of Investment Company Act.

(xvii)           Each document filed pursuant to the Exchange Act (other than the financial statements, related notes and supporting schedules and other financial data, and the statistical data derived therefrom, included therein or in exhibits thereto or excluded therein or thereto, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

(xviii)           The Registration Statement, the Preliminary Prospectus and the Prospectus (except for the financial statements, related notes and supporting schedules and other financial data, and the statistical data derived therefrom, included therein or in exhibits thereto or excluded therein or thereto, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder

In addition, such counsel shall confirm that it has participated in the preparation of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and in conferences with directors, officers and other representatives of the Company, representatives of the independent registered public accountants for the Company, and representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, on the basis of the foregoing, nothing has come to such counsel’s attention that would lead us to believe that (1) the Registration Statement (other than the financial statements, related notes and schedules and other financial data, and the statistical data derived therefrom, included therein or omitted therefrom, as to which such counsel expresses no opinion, belief or view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (2) the Time of Sale Prospectus (other than the financial statements, related notes and schedules and other financial data, and the statistical data derived therefrom, included therein or omitted therefrom, as to which such counsel expresses no opinion, belief or view), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (3) the Prospectus (other than the financial statements, related notes and schedules and other financial data, and the statistical data derived therefrom, included therein or omitted therefrom, as to which such counsel expresses no opinion, belief or view), as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and such counsel does not express any belief with respect to the financial statements or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

Exhibit B

Form of Opinion of Counsel to the Selling Stockholders

The final opinion in draft form should be attached as Exhibit B at the time this Agreement is executed.

The opinion of such counsel pursuant to Section 6(i) shall be rendered to the Representative at the request of the Company and shall so state therein.

(i)           The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(ii)           The execution and delivery by or on behalf of such Selling Stockholder, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and the stock power with respect to the Offered Shares to be purchased from such Selling Stockholder:  (a) have been duly authorized by all necessary [limited partnership][limited liability company] action on the part of such Selling Stockholder; (b) to the knowledge of such counsel, will not constitute a breach of, or default under, any agreement or instrument to which such Selling Stockholder is a party or by which it is bound; (c) will not violate of any federal or New York law, rule or regulation applicable to such Selling Stockholder or any order or decree known to such counsel of any court or regulatory authority applicable to such Selling Stockholder (assuming compliance with applicable state securities or blue sky laws); and (d) to the knowledge of such counsel, will not require any consents, approvals or authorizations to be obtained by such Selling Stockholder of, or any registrations, declarations or filings to be made by Selling Stockholder with, any court or governmental authority or agency, in each case, under any federal or New York statute, rule or regulation applicable to such Selling Stockholder (except as required by the Securities Act, applicable New York securities or blue sky laws, and the FINRA) that have not been obtained or made.

(iii)           Such Selling Stockholder is the record owner of the Offered Shares to be sold thereby.

(iv)           Assuming that each of Underwriters does not have “notice” of any “adverse claim” (each within the meaning of Section 8-105 of the New York UCC) with respect to the Offered Shares to be purchased from such Selling Stockholder, upon delivery by or on behalf of such Selling Stockholder of the certificates evidencing the Shares listed on Schedule ___hereto (the “Delivered Shares”) to Jefferies LLC (“Jefferies”), as Representative, in the State of New York], with stock powers duly endorsed either to Jefferies or in blank by an effective endorsement, upon registration of transfer by the issuer thereof, and payment therefor in accordance with the terms of the Underwriting Agreement, the Underwriters will become “protected purchasers” (as defined in Section 8-303(a) of the [New York] UCC) of the Delivered Shares, and acquire the Delivered Shares free of any “adverse claim” (as defined in Section 8-102(a)(1) of the [New York] UCC).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the [General Corporation Law of the State of [       ]] or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the applicable Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Representative, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

Exhibit C

Form of Lock-up Agreement

March ___, 2013

Jefferies LLC
    As Representative of the Several Underwriters
520 Madison Avenue
New York, New York 10022

RE:           Fiesta Restaurant Group, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares.  The Company proposes to conduct a public offering of Shares to be sold by certain stockholders of the Company (the “Offering”) for which Jefferies LLC (“Jefferies”) will act as the representatives of the underwriters.  The undersigned recognizes that the Offering will benefit each of the Company , the selling stockholders named in the Underwriting Agreement (the “Selling Stockholders”) and the undersigned.  The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company and the Selling Stockholders with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement.  Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

●
Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

●	enter into any Swap,

●
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

●	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement.  In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities by gift, or by will or intestate succession or other transfer to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member; provided, however, that in any such case, it shall be a condition to such transfer that:

●
each transferee executes and delivers to Jefferies an agreement in form and substance satisfactory to Jefferies stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

●
prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and made after the expiration of the Lock-up Period).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of  the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.  The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors.  The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and you.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement.  This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This letter agreement will terminate automatically if the Underwriting Agreement is not executed before June 30, 2013 or the purchase of Firm Shares (as defined in the Underwriting Agreement) does not occur by June 30, 2013.  In addition, if the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Firm Shares, then this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this letter agreement.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

●	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

●	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

●
“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).  “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

●
“Lock-up Period” shall mean the period beginning on the date of the Prospectus and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

●	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

●
“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

●	“Securities Act” shall mean the Securities Act of 1933, as amended.

●	“Sell or Offer to Sell” shall mean to:

1.	–	sell, offer to sell, contract to sell or lend,

2.	–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

3.	–	pledge, hypothecate or grant any security interest in, or

4.	–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

●
“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Exhibit D

Directors, Executive Officers and Others
Signing Lock-up Agreement

Directors:

Jack A. Smith
Brian P. Friedman
Nicholas Daraviras
Barry J. Alperin
Stephen P. Elker
Stacey Rauch

Executive Officers:

Timothy Taft
Lynn S. Schweinfurth
Joseph A. Zirkman
Todd Coerver
Daniel Meisenheimer
Angela Newell

Others:

Jefferies Capital Partners IV L.P.
Jefferies Employee Partners IV LLC
JCP Partners IV LLC